UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2021
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Maximus, Inc.
(Exact name of registrant as specified in its charter)
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Virginia (State or other jurisdiction of incorporation)	1-12997 (Commission File Number)	54-1000588 (I.R.S. Employer Identification No.)
1891 Metro Center Drive, Reston, Virginia (Address of principal executive offices)	20190-5207 (Zip Code)
Registrant’s telephone number, including area code: (703) 251-8500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MMS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

VES Acquisition

On April 20, 2021, Maximus Federal Services, Inc. (“Maximus Federal”), a wholly owned subsidiary of Maximus, Inc. (the “Company”) entered into a definitive Stock Purchase Agreement (“Purchase Agreement”) to acquire all of the issued and outstanding shares (the “Shares”) of capital stock of VES Group, Inc. (“VES”) from the shareholders of VES (the “Sellers”), subject to the satisfaction or waiver of the conditions set forth in the Purchase Agreement. The Company is a guarantor of the obligations of Maximus Federal under the Purchase Agreement. Upon consummation of the acquisition under the Purchase Agreement (the “Acquisition”), VES and VES’s three wholly owned subsidiaries will become direct and indirect wholly owned subsidiaries of the Company. The Acquisition is anticipated to close in the Company’s third fiscal quarter.

At the closing of the Acquisition, the Company will pay to the Sellers, in consideration for the Shares, a cash purchase price of $1.4 billion, reduced by (i) the amount of VES’s indebtedness and (ii) an amount to cover certain VES transaction expenses. The purchase price is subject to adjustment based on the closing date working capital and cash of VES and other balance sheet items.

Neither the Purchase Agreement nor the completion of the Acquisition is subject to the approval of the Company’s shareholders. The completion of the Acquisition is subject to customary conditions, including among others, (i) the representations and warranties made by the parties in the Purchase Agreement being true and correct except, generally, where such failure to be true and correct would not reasonably be expected to have a material adverse effect on such party or its ability to consummate the Acquisition or to discharge its obligations under the Purchase Agreement, (ii) the performance by each party of its covenants and agreements under the Purchase Agreement, (iii) the expiration or termination of any waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) the absence of any law or order or action pending before a governmental entity that would restrain or prevent the consummation of any of the transactions contemplated under the Purchase Agreement and (v) the absence of a material adverse effect on VES or any of its subsidiaries.

The Purchase Agreement contains customary representations, warranties and covenants by the parties. During the period between the date of the Purchase Agreement and the closing of the Acquisition, the Purchase Agreement provides that, among other undertakings, the Company will conduct its business and cause its subsidiaries to conduct their respective businesses in the ordinary course and consistent with past practice.

As security for the indemnification obligations of the Sellers, $5.25 million of the purchase price will be held by a third party escrow agent and a buyer’s representations and warranties insurance policy with limits of $100 million will be put in place at closing. Additionally, a portion of the purchase price will be deposited into separate escrow accounts to be available to satisfy post-closing adjustments in the purchase price, certain contingent matter claims and tax matter claims in accordance with the Purchase Agreement. Maximus Federal also will have the right to make claims for indemnifiable matters directly against the Sellers in certain limited circumstances and subject to certain limitations.

The Purchase Agreement contains termination rights for both Maximus Federal and the Sellers, including that either party may terminate the Agreement if the Acquisition has not closed by August 20, 2021, subject to the right of either party to extend such date for an additional 60 day period.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the text of the Purchase Agreement, which is filed as Exhibit 2.1 to this report and incorporated by reference in this Item 1.01. The representations and warranties of the parties in the Purchase Agreement have been made solely for the benefit of the other parties to the Purchase Agreement, and are not intended to be, and should not be, relied upon by shareholders of the Company; should not be treated as categorical statements of fact, but rather as a way of allocating risk between the parties; in some cases have been qualified by disclosures that were made to the other parties in connection with the negotiation of the Purchase Agreement, which disclosures are not reflected in the Purchase Agreement; may apply standards of materiality in a way that may differ from standards of materiality applied by investors; and were made only as of the date of the Purchase Agreement or as of such other date or dates as may be specified in the Purchase Agreement, and are subject to developments occurring after those dates.

Commitment Letter

The Company has entered into a commitment letter (the “Commitment Letter”), dated as of April 20, 2021, with JPMorgan Chase Bank, N.A. (the “Commitment Party”), pursuant to which the Commitment Party has agreed to use its commercially reasonably efforts to arrange a $1.0 billion secured term loan A facility, a $500 million secured term loan B facility and a $600 million secured revolving credit facility (collectively, the “Best Efforts Facilities”) for the purposes of funding (x) the Acquisition, (y) the repayment of all outstanding loans under the Company’s existing credit facilities and (z) certain transaction fees and expenses (collectively the “Financing Purposes”). In the event the Best Efforts Facilities are not made available on or prior to the closing date of the Acquisition, the Commitment Party has committed to provide up to $1.5 billion of unsecured bridge loans and up to $400 million of unsecured revolving commitments for the purpose of funding the Financing Purposes.

The financing commitments of the Commitment Party are subject to various conditions set forth in the Commitment Letter.

A copy of the Commitment Letter is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

The foregoing description of the Commitment Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Commitment Letter.

Item 7.01     Regulation FD Disclosure.

On April 21, 2021, the Company issued a press release announcing the foregoing transactions. The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On April 21, 2021, the Company held a conference call with respect to the Acquisition. The conference call was open to the public. The transcript is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1	Stock Purchase Agreement dated as of April 20, 2021 by and among VES Group, Inc., each of the parties identified as a “Shareholder” on the signature pages thereto, George. C. Turek, in his capacity as Shareholder Representative as set forth in therein, Maximus Federal Services, Inc., and Maximus, Inc.*
10.1	Commitment Letter, dated as of April 20, 2021 by and between Maximus, Inc. and JPMorgan Chase Bank, N.A.
99.1	Press release dated April 21, 2021
99.2	Transcript of conference call held April 21, 2021
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* Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Maximus, Inc.

Date: April 26, 2021	By:	/s/ David R. Francis
David R. Francis
General Counsel and Secretary